UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 W. Sam Houston Parkway S., Suite 2000

Houston, Texas 77042

(Address of principal executive offices, including zip code)

(281) 589-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On December 20, 2019 (the “Effective Date”), following approval by the shareholders of both Callon Petroleum Company, a Delaware corporation (“Callon”), and Carrizo Oil & Gas, Inc., a Texas corporation (“Carrizo”), at special meetings held that morning, Callon and Carrizo completed their previously announced merger, pursuant to which Carrizo merged with and into Callon, with Callon continuing as the surviving corporation (the “Merger”), in accordance with the terms of the Agreement and Plan of Merger, dated as of July 14, 2019 (as amended, the “Merger Agreement”), by and between Callon and Carrizo.

Item 1.01	Entry into a Material Definitive Agreement.

New Credit Agreement

On the Effective Date and upon consummation of the Merger, Callon entered into a $5 billion Credit Agreement (the “New Credit Agreement”) with a syndicate of lenders co-arranged by JPMorgan Chase Bank, N.A., BofA Securities, Inc. and Bank of America, N.A. The New Credit Agreement provides for a senior secured revolving credit facility (the “Facility”) with an initial borrowing base of $2.5 billion. Pursuant to the New Credit Agreement, Callon has the ability, subject to certain conditions, to elect the amount of the aggregate commitments under the Facility up to the amount of the borrowing base then in effect. Callon has initially elected an aggregate commitment amount of $2 billion and, as of December 20, 2019, has an aggregate principal balance of approximately $1.3 billion outstanding under the Facility.

The maturity date of the New Credit Agreement is the earliest of (i) December 20, 2024, (ii) in the event the Carrizo 2023 Notes (as defined below) are still outstanding on the 91st day prior to the maturity of the Carrizo 2023 Notes, the date that falls 91 days prior to the maturity of the Carrizo 2023 Notes and (iii) in the event the Callon 2024 Notes (as defined below) are still outstanding on the 91st day prior to the maturity of the Callon 2024 Notes, the date that falls 91 days prior to the maturity of the Callon 2024 Notes. Interest on the Facility is at a floating rate based on LIBOR or the administrative agent’s prime rate, at Callon’s election, plus a tiered rate of 1.25% to 2.25% based on the percentage of borrowing base utilized. There is an unused commitment fee at a tiered rate of 0.375% to 0.50% per annum based on the percentage of borrowing base utilized. The New Credit Agreement is secured by liens on substantially all of Callon’s oil and gas properties and other assets. The New Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default typical for a financing of this type.

The foregoing description of the New Credit Agreement is not complete and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The lenders under the New Credit Agreement are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Callon or its affiliates, for which they received or will receive customary fees and expenses. In particular, an affiliate of JP Morgan Chase Bank, N.A. served as Callon’s financial advisor in connection with the Merger and certain other lenders served as Carrizo’s financial advisors in connection with the Merger. In addition, in the ordinary course of their various business activities, the lenders and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve Callon’s securities and instruments. The lenders and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Supplements to Indenture Governing Carrizo Senior Notes

On the Effective Date and concurrently with the effectiveness of the Merger, Callon entered into the Twenty-First Supplemental Indenture with Wells Fargo Bank, National Association, as trustee (the “Carrizo Trustee”), pursuant to which Callon became successor-in-interest as a result of the Merger to Carrizo under the Indenture, dated as of March 28, 2008 (as supplemented, the “Carrizo Indenture”), among Carrizo, certain of its subsidiaries and the Carrizo Trustee. The Carrizo Indenture governs Carrizo’s 6.250% senior notes due 2023 (the “Carrizo 2023 Notes”) and Carrizo’s 8.250% senior notes due 2025 (the “Carrizo 2025 Notes” and, together with the Carrizo 2023 Notes, the “Carrizo Senior Notes”), which as of the Effective Date, had an outstanding aggregate principal amount of $650 million and $250 million, respectively.

The Carrizo 2023 Notes mature on April 15, 2023, and have interest payable semi-annually each April 15 and October 15. Callon (as successor-in-interest to Carrizo as a result of the Merger) has the right to redeem all or a portion of the Carrizo 2023 Notes at a redemption price equal to 103.125% of the principal amount, plus accrued and unpaid interest, with such redemption price decreasing on April 15, 2020, to 101.563% of the principal amount, plus accrued and unpaid interest, and further decreasing on April 15, 2021, to 100.000% of the principal amount, plus accrued and unpaid interest.

The Carrizo 2025 Notes mature on July 15, 2025, and have interest payable semi-annually each January 15 and July 15. Before July 15, 2020, Callon (as successor-in-interest to Carrizo as a result of the Merger) may, at its option, redeem all or a portion of the Carrizo 2025 Notes at 100.000% of the principal amount, plus accrued and unpaid interest and a make-whole premium. Thereafter, Callon may redeem all or a portion of the Carrizo 2025 Notes at redemption prices decreasing annually from 106.188% to 100.000% of the principal amount redeemed, plus accrued and unpaid interest.

If a Change of Control (as defined in the Carrizo Indenture) occurs, Callon may be required by holders to repurchase the Carrizo Senior Notes for cash at a price equal to 101% of the principal amount purchased, plus any accrued and unpaid interest. The Carrizo Indenture contains covenants that, among other things, limit Callon’s ability and the ability of its restricted subsidiaries to: pay distributions on, purchase or redeem the Callon’s capital stock or redeem Callon’s subordinated debt; make investments; incur or guarantee additional indebtedness or issue certain types of equity securities; create certain liens; sell assets; consolidate, merge or transfer all or substantially all of Callon’s assets; enter into agreements that restrict distributions or other payments from Callon’s restricted subsidiaries to Callon; engage in transactions with affiliates; and create unrestricted subsidiaries. The Carrizo Indenture also contain customary events of default, including those related to failure to comply with the terms of the Carrizo Senior Notes, certain cross defaults of other indebtedness and mortgages, and certain failures to pay final judgments.

Also on the Effective Date, upon consummation of the Merger, Callon and Callon Petroleum Operating Company (“CPOC”) entered into the Twenty-Second Supplemental Indenture (together with the Twenty-First Supplemental Indenture referred to above, the “Carrizo Supplemental Indentures”) with the Carrizo Trustee pursuant to which CPOC has agreed to guarantee all of Callon’s obligations under the Carrizo Indenture.

The foregoing description of the Carrizo Supplemental Indentures is not complete and is qualified in its entirety by reference to the Carrizo Supplemental Indentures, which are filed as Exhibits 4.1 to 4.2 hereto and incorporated herein by reference.

Supplements to Indentures Governing Callon Senior Notes

On the Effective Date, upon consummation of the Merger, pursuant to the execution of supplemental indentures, certain subsidiaries of Carrizo prior to the Merger were added as guarantors under (1) the Indenture, dated as of October 3, 2016, among Callon, CPOC and U.S. Bank National Association, as trustee (the “Callon Trustee”), which governs Callon’s 6.125% senior notes due 2024 (the “Callon 2024 Notes”), and (2) the Indenture, dated as of June 7, 2018, among Callon, CPOC and the Callon Trustee, which governs Callon’s 6.375% senior notes due 2026.

The foregoing description of the supplemental indentures is not complete and is qualified in its entirety by reference to the copies of the supplemental indentures, which are filed as Exhibits 4.3 and 4.4 hereto and incorporated herein by reference.

Warrant Agreement

On the Effective Date, upon consummation of the Merger, Callon entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer And Trust Company, LLC, as warrant agent, to, among other things, authorize and establish warrants that have terms that are substantially similar to the warrants that were issued by Carrizo on August 10, 2017 (the “Carrizo Warrants”). On the Effective Date, upon consummation of the Merger, the Carrizo Warrants were cancelled, and pursuant to the Warrant Agreement, Callon issued to former Carrizo Warrant holders warrants (the “Warrants”) to purchase 4,812,500 shares of common stock, par value $0.01 per share, of Callon (“Callon Common Stock”) at an exercise price per share of $9.19, subject to certain customary adjustments described therein. The Warrants are exercisable at any time prior to August 10, 2027 and may only be exercised on a net share settlement basis.

The foregoing description of the Warrant Agreement is not complete and is qualified in its entirety by reference to the Warrant Agreement, which is filed as Exhibit 4.5 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Effective Date, and contemporaneously with entry into the New Credit Agreement, Callon terminated the Sixth Amended and Restated Credit Agreement, dated as of May 25, 2017 (as amended, the “Prior Callon Credit Agreement”), among Callon, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto. In connection with the termination of the Prior Callon Credit Agreement, on the Effective Date, all outstanding obligations for principal, interest and fees under the Prior Callon Credit Agreement were paid off in full and all liens securing obligations under the Prior Callon Credit Agreement were released.

Also on the Effective Date, and contemporaneously with entry into the New Credit Agreement, Callon (as successor-in-interest to Carrizo as a result of the Merger) terminated the Credit Agreement, dated as of January 27, 2011 (as amended, the “Prior Carrizo Credit Agreement” and, together with the Prior Callon Credit Agreement, the “Prior Credit Agreements”), among Carrizo, BNP Paribas, as administrative agent, and the lenders party thereto. In connection with the termination of the Prior Carrizo Credit Agreement, on the Effective Date, all outstanding obligations for principal, interest and fees under the Prior Carrizo Credit Agreement were paid off in full and all liens securing obligations under the Prior Carrizo Credit Agreement were released.

The Prior Credit Agreements were replaced by the New Credit Agreement described in Item 1.01 above.

The lenders under the Prior Credit Agreements are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the lenders under the Prior Credit Agreements have entered into the New Credit Agreement, described in Item 1.01 above. Certain of the lenders and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for Callon or its affiliates, for which they received or will receive customary fees and expenses. In particular, an affiliate of JP Morgan Chase Bank, N.A. served as Callon’s financial advisor in connection with the Merger. In addition, in the ordinary course of their various business activities, the lenders and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve Callon’s securities and instruments. The lenders and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, on the Effective Date, Callon completed its previously announced Merger, pursuant to which Carrizo merged with and into Callon, with Callon continuing as the surviving corporation, in accordance with the terms of the Merger Agreement. At the effective time of the Merger, each share of common stock, par value $0.01 per share, of Carrizo (“Carrizo Common Stock”) issued and outstanding immediately prior to the effective time (other than any Cancelled Shares, as defined in the Merger Agreement) was cancelled and converted automatically into the right to receive 1.75 shares (the “Exchange Ratio”) of Callon Common Stock, with cash paid in lieu of the issuance of any fractional shares of Callon Common Stock (such cash in lieu of fractional shares together with the Callon Common Stock issuable in connection with the Merger, the “Merger Consideration”).

Also at the effective time of the Merger, (1) each outstanding share of restricted Carrizo Common Stock vested and converted into the right to receive the Merger Consideration, subject to any applicable withholding taxes, (2) each outstanding Carrizo restricted stock unit (except with respect to the Special RSU Award described below) was cancelled and converted into a vested right to receive a number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to such Carrizo restricted stock unit as of immediately prior to the Effective Date, multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, subject to any applicable withholding taxes, (3) each outstanding award of Carrizo performance shares was cancelled and converted into a vested right to receive a number of shares of Callon Common Stock that is equal to the product of (a) the greater of (i) the target number of shares of Carrizo Common Stock subject to such Carrizo performance share award as of immediately prior to the Effective Date and (ii) the number of shares of Carrizo Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement, measured based on a shortened performance period that ends as of the close of the business day prior to the Effective Date (if such performance is determinable, and as determined by the Carrizo board of directors immediately prior to the Effective Date), multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, subject to any applicable withholding taxes, (4) a Carrizo restricted stock unit award made to an employee of Carrizo on June 3, 2019 (a “Special RSU Award”) was assumed by Callon and converted into a restricted stock unit with respect to a number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to the Special RSU Award as of immediately prior to the Effective Date, multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, with vesting and other terms and conditions provided in the governing award agreement to otherwise continue in full force and effect, and (5) each outstanding Carrizo stock appreciation right was cancelled and converted into and thereafter evidences a stock appreciation right covering shares of Callon Common Stock with respect to that number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to such Carrizo stock appreciation right as of immediately prior to the Effective Date, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share. The exercise price per share of the converted Callon stock appreciation right is equal to the exercise price per share of the Carrizo stock appreciation right divided by the Exchange Ratio, rounded up to the nearest whole cent. The converted Callon stock appreciation rights are subject to such other terms and conditions as applied to the corresponding Carrizo stock appreciation rights immediately prior to the Effective Date, provided that the converted Callon stock appreciation rights are vested and exercisable in full and will remain exercisable for their full original term without regard to any continuing service requirement.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibits 2.1, 2.2 and 2.3 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Warrants set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The issuance of the Warrants was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

Pursuant to the Merger Agreement, on the Effective Date and immediately after the effective time of the Merger, the board of directors of Callon (the “Board”) increased the size of the Board by three members and appointed the following individuals (each of whom was a member of the board of directors of Carrizo prior to the effective time of the Merger) to the Board: S.P. Johnson IV, Frances Aldrich Sevilla-Sacasa and Steven A. Webster. Messrs. Johnson and Webster were appointed as Class I directors, each with a term ending at the 2022 annual meeting of the shareholders of Callon, and Ms. Sevilla-Sacasa was appointed as a Class III director, with a term ending at the 2021 annual meeting of the shareholders of Callon. Ms. Sevilla-Sacasa and Messrs. Johnson and Webster were appointed to serve on the Strategic Planning and Reserves Committee of the Board, and Mr. Webster was appointed to serve on the Audit Committee of the Board. Additionally, Anthony J. Nocchiero stepped down from the Nominating and Corporate Governance Committee of the Board, and Ms. Sevilla-Sacasa was appointed to serve on the Nominating and Corporate Governance Committee of the Board. Ms. Sevilla-Sacasa and Messrs. Johnson and Webster will receive compensation as non-employee directors for their service on the Board in accordance with Callon’s non-employee director compensation practices described in Callon’s definitive proxy statement for its 2019 annual meeting of shareholders filed with the SEC on March 27, 2019.

Appointment of Certain Officers

Also on the Effective Date, upon consummation of the Merger, Gregory F. Conaway, who served Carrizo as Vice President and Chief Accounting Officer prior to the effective time of the Merger, was appointed Callon’s Vice President and Chief Accounting Officer, and Mitzi P. Conn, who served Callon as Vice President and Chief Accounting Officer prior to such time, will transition into a senior advisory role as Special Advisor to the Chief Financial Officer.

Mr. Conaway, age 44, served as Carrizo’s Vice President and Chief Accounting Officer from September 2014 to December 2019. Prior to joining Carrizo in July 2011, he worked for Ernst & Young LLP, and he began his career with Arthur Andersen LLP in 1998. Mr. Conaway has over 20 years of oil and gas accounting experience, is a Certified Public Accountant in the state of Texas, member of both the American Institute of Public Accounting and the Texas Society of Certified Public Accountants and holds an M.B.A. and B.B.A. in Accounting from Angelo State University.

As Callon’s Vice President and Chief Accounting Officer, Mr. Conaway will receive an annual base salary of $282,000. Beginning with bonuses for 2020, he will participate in Callon’s annual incentive compensation bonus program with a target award of 70% of base salary and in Callon’s long-term incentive program as established by the Compensation Committee of the Board with a target award currently estimated to be 175% of base salary. Mr. Conaway will also participate in Callon’s employee benefit plans and programs in accordance with their terms. Mr. Conaway will also receive a sign-on grant of 49,350 shares of Callon restricted stock units, to be granted on January 1, 2020, that will vest pro-rata over three years commencing on January 1, 2021.

In addition, Mr. Conaway and Callon (as successor-in-interest to Carrizo as a result of the Merger) are parties to an employment agreement, as amended and restated, effective February 14, 2019 (the “employment agreement”). The employment agreement had an initial one-year term; provided that at the date of the employment agreement and on every day thereafter, the term of the employment agreement is automatically extended for one day, such that the remaining term of the employment agreement shall never be less than one year until an event (as described in therein) occurs that gives rise to Mr. Conaway’s termination of employment. Under the employment agreement, both Callon and Mr. Conaway may terminate Mr. Conaway’s employment at any time. Upon termination of Mr. Conaway’s employment on account of disability, Mr. Conaway will generally be entitled to (1) an immediate lump sum cash payment equal to 97% of his annual base salary, (2) in lieu of a prorated bonus for the year of termination, an immediate lump sum cash payment equal to 70% of his annual base salary prorated based on the number of days in the fiscal year in which he was employed, (3) in lieu of continued participation in Callon’s welfare benefit plans, practices, programs and policies (other than Callon’s medical and dental plans) for the remaining employment period (as defined in the employment agreement), an immediate lump sum cash payment equal to 3% of his annual base salary, (4) continued medical and dental benefits coverage for him and his dependents for one year following his termination of employment, and (5) the immediate vesting of any stock option, restricted stock award or other equity-based award and performance award previously granted to him and outstanding as of the time immediately prior to the date of his termination and an extension of the period of exercisability of any such awards until the earlier of (A) one year following his date of termination or (B) the date such awards would have lapsed had he remained employed for the remaining term. Upon termination due to death, Mr. Conaway’s estate or dependents, as applicable, will be entitled to the benefits described in clauses (4) and (5) above. On any other termination (other than as described below in connection with a change in control), no other benefits would be payable other than certain accrued obligations. Upon a termination within two years following a change in control, including the Merger, Mr. Conaway’s rights to severance are generally governed by the Carrizo Change in Control Severance Plan, referenced below. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

In connection with his appointment as Callon’s Vice President and Chief Accounting Officer, Mr. Conaway has entered into a Change in Control Severance Compensation Agreement with Callon that is commensurate with that provided to other officers of Callon, which is described in Callon’s definitive proxy statement for its 2019 annual meeting of shareholders filed with the SEC on March 27, 2019 under “Employment Agreements, Termination of Employment and Change in Control Arrangements—Severance Compensation Agreements” (which description is incorporated herein by reference). Pursuant to such agreement, Mr. Conaway is eligible to receive benefits with respect to a future change in control of Callon in lieu of any benefits to which he may otherwise be entitled under his employment agreement or under the Carrizo Change in Control Severance Plan, which has been assumed by Callon pursuant to the Merger and which is filed as Exhibit 10.3 hereto and incorporated herein by reference. Please see Carrizo’s Current Report on Form 8-K, filed on February 19, 2019 for a summary description thereof, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, at the Special Meeting (as defined below), Callon shareholders approved an amendment to Callon’s Certificate of Incorporation to increase the number of authorized shares of Callon Common Stock from 300,000,000 shares to 525,000,000 shares (the “Charter Amendment”). Callon filed the Charter Amendment with the Secretary of State of the State of Delaware and the Charter Amendment became effective on the Effective Date.

The foregoing description of the Charter Amendment is not complete and is qualified in its entirety by reference to the Charter Amendment, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On the Effective Date, Callon held a special meeting of its shareholders (the “Special Meeting”) to consider certain proposals related to the Merger. As of the close of business on October 7, 2019, the record date for the Special Meeting, there were 228,386,100 shares of Callon Common Stock outstanding. A total of 203,802,138 shares of Callon Common Stock were represented in person or by proxy at the Special Meeting, which constituted a quorum to conduct business at the meeting.

At the Special Meeting, Callon shareholders voted on the following four proposals: (1) approve and adopt the Merger Agreement; (2) approve the issuance of shares of Callon Common Stock to holders of Carrizo Common Stock in connection with the Merger; (3) approve and adopt the Charter Amendment; and (4) approve any motion to adjourn the Callon special meeting, if necessary. For additional information on these proposals, please see the joint proxy statement/prospectus, dated October 9, 2019, and supplement thereto dated November 18, 2019, which was filed by Callon as Exhibit 99.2 to the Current Report on Form 8-K filed with the SEC on November 18, 2019 (the “Proxy Supplement”). The final results of the voting on each proposal are set forth below.

Each proposal was approved by the requisite vote of Callon shareholders. The voting results are described below:

Approve and Adopt the Merger Agreement

For	Against	Abstain	Broker Non-Votes
165,548,845	37,940,416	312,877	0

Approve the Share Issuance

For	Against	Abstain	Broker Non-Votes
165,518,592	37,935,974	347,570	0

Approve and Adopt the Charter Amendment

For	Against	Abstain	Broker Non-Votes
163,991,647	39,446,950	363,540	0

Approve Adjournment of the Special Meeting

For	Against	Abstain	Broker Non-Votes
161,362,994	41,617,830	821,311	0

Item 7.01	Regulation FD Disclosure.

On the Effective Date, Callon and Carrizo issued a press release announcing the results of the shareholder votes at their respective special meetings and Callon issued a press release announcing the completion of the Merger and certain related events. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless Callon specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited consolidated balance sheets of Carrizo as of December 31, 2018 and 2017 and the audited consolidated statements of operations and cash flows of Carrizo for the three years ended December 31, 2018, and the notes related thereto, are incorporated by reference in this Current Report on Form 8-K from Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019.

The unaudited consolidated financial statements of Carrizo as of September 30, 2019 and for the nine months ended September 30, 2019 and 2018 are incorporated by reference in this Current Report on Form 8-K from Carrizo’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, filed with the SEC on November 5, 2019.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) for the year ended December 31, 2018 and as of and for the nine months ended September 30, 2019 was previously filed in the Proxy Supplement under the caption “Unaudited Pro Forma Condensed Combined Financial Information.”

(d) Exhibits.

Exhibit Number	Description

2.1±

Agreement and Plan of Merger, dated as of July 14, 2019, by and between Callon and Carrizo (incorporated by reference to Exhibit 2.1 to Callon’s Current Report on Form 8-K filed July 15, 2019, File No. 001-14039)

2.2

Amendment No. 1 to Agreement and Plan of Merger, dated August 19, 2019, by and between Callon and Carrizo (incorporated by reference to Exhibit 2.2 to Callon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, File No. 001-14039)

2.3

Amendment No. 2 to Agreement and Plan of Merger, dated November 13, 2019, by and between Callon and Carrizo (incorporated by reference to Exhibit 2.1 to Callon’s Current Report on Form 8-K filed November 14, 2019, File No. 001-14039)

3.1	Certificate of Amendment to the Certificate of Incorporation of Callon, effective December 20, 2019

4.1	Twenty-First Supplemental Indenture, dated December 20, 2019, among Callon, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.2	Twenty-Second Supplemental Indenture, dated December 20, 2019, among Callon, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee

4.3	First Supplemental Indenture, dated December 20, 2019, among Callon, the Guarantors named therein and U.S. Bank National Association, as trustee

4.4	First Supplemental Indenture, dated December 20, 2019, among Callon, the Guarantors named therein and U.S. Bank National Association, as trustee

4.5	Warrant Agreement, dated as of December 20, 2019, between Callon and American Stock Transfer And Trust Company, LLC, as warrant agent

10.1±	Credit Agreement, dated December 20, 2019, among Callon, JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto

10.2

Amended and Restated Employment Agreement, dated February 14, 2019, between Carrizo and Gregory F. Conaway (incorporated by reference to Exhibit 10.28 to Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018, File No. 000-29187-87)

10.3

Carrizo Oil & Gas, Inc. Change in Control Severance Plan effective February 14, 2019 (incorporated by reference to Exhibit 10.15 to Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018, File No. 000-29187-87)

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.3	Consent of Ryder Scott Company, L.P.

99.1	Press Release regarding the Special Meeting dated December 20, 2019

99.2	Press Release regarding the Merger dated December 20, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

±	Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Callon agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2019

Callon Petroleum Company
(Registrant)

/s/ Joseph C. Gatto Jr.
Joseph C. Gatto Jr.
President and Chief Executive Officer